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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       Form 8-A
                  For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or 12(g) of the
                           Securities Exchange Act of 1934

                                   AYURCORE , INC.
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                (Exact name of registrant as specified in its charter)

                DELAWARE                               77-0341892
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(State of incorporation or organization)     (I.R.S. EmployerIdentification No.)


            1737 N. FIRST STREET, SUITE 290, SAN JOSE, CALIFORNIA  95112
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(Address of principal executive offices)                         (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.       / /


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.       / X /

Securities Act registration statement file number to which this Form relates:
333-42053

          Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

          Securities to be registered pursuant to Section 12(g) of the Act:


                       Common Stock, par value $0.001 per share
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                                   (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.

          The Securities being registered are the Registrant's Common Stock, $.001 per value per share, a description of which is included under the caption "Description of Securities" in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-42053), including any amendments which may be filed thereto, filed with the Securities and Exchange Commission on May 27, 1998, and is incorporated herein by reference.

Item 2.   Exhibits.

          A.   Certificate of Incorporation of the Registrant.(1)

          B.   By-laws of the Registrant.(2)

          C.   Specimen copy of Common Stock certificate of the Registrant.(2)






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(1)  Incorporated by reference to the Registrant's Registration Statement on
Form SB-2 (Registration No. 333-42053), filed with the Securities and Exchange Commission on December 11, 1997.

(2) Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-42053), filed with the Securities and Exchange Commission on May 27, 1998.








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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   AYURCORE, INC.

                                   By: /s/ Deepa Chitre
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                                        Deepa Chitre
                                        President and Chief Executive Officer



Dated: June 2, 1998







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